EXHIBIT 4.6

NEITHER THIS WARRANT NOR THE COMMON STOCK WHICH MAY BE ACQUIRED UPON THE EXERCISE HEREOF (‘‘WARRANT SHARES’’), AS OF THE DATE OF ISSUANCE HEREOF, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘ACT’’), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

For the Purchase of 1,200,000
shares of Common Stock

No. W-11

WARRANT FOR THE PURCHASE OF
SHARES OF COMMON STOCK
OF SONA MOBILE HOLDINGS CORP.
(A Delaware corporation)

Sona Mobile Holdings Corp., a Delaware corporation (the ‘‘Company’’), hereby certifies that for value received:

SHUFFLE MASTER, INC.

or registered assigns (‘‘Registered Holder’’), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time during the period commencing on January 13, 2006, and ending at 5:00 p.m. New York City time on July 12, 2007 (the ‘‘Expiration Date’’), shares of Common Stock (subject to adjustment as provided herein), $.01 par value, of the Company (‘‘Common Stock’’), at a per share purchase price of $2.025. The number of shares of Common Stock purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the ‘‘Warrant Shares’’ and the ‘‘Purchase Price’’, respectively.

1.    Exercise and Redemption of Warrants.    Unless the Warrants have been redeemed in accordance with this Section, the Registered Holder may exercise the Warrants, in whole or in part at any time or from time to time at or prior to the close of business, on the Expiration Date, at which time this Warrant Certificate (or any Warrant Certificate issued in lieu or replacement of this Warrant Certificate) shall be and become wholly void and of no value. Warrants may be exercised by their holders or redeemed by the Company as follows:

(a)    This Warrant may be exercised by Registered Holder, in whole or in part, by the surrender of this Warrant Certificate (with the Notice of Exercise Form attached hereto as Exhibit I duly executed by Registered Holder) at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of an amount equal to the then applicable Purchase Price multiplied by the number of Warrant Shares then being purchased upon such exercise.

(b)    Payment may only be made in lawful money of the United States, either by certified or bank check made payable directly to the Company or by wire transfer to an account designated by the Company. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection l(a) above. At such time, the person or persons in whose name or names any certificate for Warrant Shares shall be issuable upon such exercise as provided in subsection l(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c)    As soon as practicable after the exercise of the purchase right represented by this Warrant, the Company at its expense will use its best efforts to cause to be issued in the name of, and delivered to, Registered Holder, or, subject to the terms and conditions hereof, to such other individual or entity as Registered Holder (upon payment by Registered Holder of any applicable transfer taxes) may direct:

(i)    a certificate or certificates for the number of full shares of Warrant Shares to which Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

(ii)    in case such exercise is in part only, one or more new Warrant Certificates (dated the date hereof) of like tenor shall be issued, stating on the face or faces thereof the number of shares currently stated on the face of this Warrant Certificate (subject to adjustment as provided herein) minus the number of such shares purchased by Registered Holder upon such exercise as provided in subsection l(a) above.

(d)    In case the Registered Holder shall exercise fewer than all of the Warrants evidenced by this Warrant Certificate, the Company shall promptly countersign and deliver to the Registered Holder a new Warrant Certificate evidencing the number of Warrants that were not so exercised.

(e)    Each person in whose name any certificate for securities is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the securities represented thereby as of, and such certificate shall be dated, the date upon which this Warrant Certificate was duly surrendered in proper form and payment of the Purchase Price (and of any applicable taxes or other governmental charges) was made; provided, however, that if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares as of, and the certificate for such shares shall be dated, the next succeeding business day on which the stock transfer books of the Company are open (whether before, on or after the Expiration Date) and the Company shall be under no duty to deliver the certificate for such shares until such date. The Company covenants and agrees that it shall not cause its stock transfer books to be closed for a period of more than 10 consecutive business days except upon consolidation, merger, sale of all or substantially all of its assets, dissolution or liquidation or as otherwise provided by law. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares upon exercise of the Warrants.

2.    Adjustments.

(a)    Split, Subdivision or Combination of Shares.    If the outstanding shares of the Company's Common Stock at any time while this Warrant remains outstanding and unexpired shall be subdivided or split into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend, simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend (as the case may be), shall be proportionately decreased. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the Purchase Price in effect immediately prior to such combination or reverse split, simultaneously with the effectiveness of such combination or reverse split, shall be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(b)    Price Adjustment.    No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease in the Purchase Price of at least $0.01, provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest cent or to the nearest 1/lOOth of a share, as the case may be.

(c)    Price Reduction.    Notwithstanding any other provision set forth in this Warrant, at any time and from time to time during the period that this Warrant is exercisable, the Company in its sole discretion may reduce the Purchase Price or extend the period during which this Warrant is exercisable.

(d)    No Impairment.    The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such actions as may be necessary or appropriate in order to protect against impairment of the rights of Registered Holder to adjustments in the Purchase Price.

(e)    Notice of Adjustment.    Upon any adjustment of the Purchase Price, number of shares the Warrants are exercisable for, or extension of the Warrant exercise period, the Company shall forthwith give written notice thereto to Registered Holder describing the event requiring the adjustment, stating the adjusted Purchase Price and the adjusted number of shares purchasable upon the exercise hereof resulting from such event, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

3.    Fractional Shares.    The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment thereof in cash on the basis of the last sale price of the Warrant Shares on the basis of the then fair market value of the Warrant Shares as shall be reasonably determined by the Board of Directors of the Company.

4.    Limitation on Sales.    Each holder of this Warrant acknowledges that this Warrant and the Warrant Shares, as of the date of original issuance of this Warrant, have not been registered under the Securities Act of 1933, as amended (‘‘Act’’), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise in the absence of (a) an effective registration statement under the Act as to this Warrant or such Warrant Shares or (b) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. The Warrant Shares issued upon exercise thereof shall be imprinted with a legend in substantially the following form:

‘‘THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘ACT’’) OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.’’

5.    Registration Rights of Registered Holder.    The Company and Registered Holder have entered into an agreement, dated the date hereof, with respect to the Warrant Shares, pursuant to which the Company has agreed to grant certain registration rights to the Registered Holders with respect to the Warrant Shares.

6.    Notices of Record Date.    In case:

(a)    the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, or

(b)    of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

(c)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to Registered Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the record date or effective date for the event specified in such notice, provided that the failure to mail such notice shall not affect the legality or validity of any such action.

7.    Reservation of Stock.    The Company covenants and agrees that it will as soon as practicable hereafter at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant. All shares of Common Stock that may be issued upon exercise of this Warrant shall, at the time of issuance, be duly authorized, fully paid and non-assessable.

8.    Replacement of Warrants.    Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant Certificate, the Company will issue, in lieu thereof, a new Warrant of like tenor. This Warrant Certificate is exchangeable for one or more new Warrant Certificates (containing the same terms as this Warrant) each representing the right to purchase such number of shares as shall be designated by the Registered Holder at the time of surrender (but not exceeding in the aggregate the remaining number of shares of Common Stock which may be purchased hereunder.

9.    Transfers, etc.

(a)    The Company will maintain a register containing the names and addresses of Registered Holders. A Registered Holder may change his, her or its address as shown on the warrant register by written notice to the Company requesting such change.

(b)    Until any transfer of this Warrant Certificate is made in the warrant register, the Company may treat Registered Holder as the absolute owner hereof for all purposes, provided, however, that if and when this Warrant Certificate is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

10.    No Rights as Stockholder.    Until the exercise of this Warrant, Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

11.    Successors.    The rights and obligations of the parties to this Warrant will inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns and permitted transferees. Without limiting the foregoing, the registration rights set forth in this Warrant shall inure to the benefit of Registered Holder and Registered Holder's successors, assignees and permitted transferees of this Warrant.

12.    Change or Waiver.    Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

13.    Headings.    The headings in this Warrant Certificate are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

14.    Governing Law.    This Warrant shall be governed by and construed in accordance with the laws of the State of New York as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state.

15.    Jurisdiction and Venue.    The Company and Registered Holder (i) agree that any legal suit, action or proceeding arising out of or relating to this Warrant shall be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, and (iii) irrevocably consent to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, and the Company and Registered Holder further agree to accept and acknowledge service or any and all process which may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.

16.    Mailing of Notices, etc.    All notices and other communications under this Warrant (except payment) shall be in writing and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipt delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

to Registered Holder:	Shuffle Master, Inc.
1106 Palms Airport Drive Las Vegas, Nevada 89119 Attention: Chief Financial Officer
to the Company:	Sona Mobile Holdings Corp. 825 Third Avenue 32nd Floor New York, New York 10128 Attention: Mr. John Bush Fax: (212) 486-4469
with a copy to:	Morse, Zelnick, Rose & Lander LLP 405 Park Avenue Suite 1401 New York, New York 10022 Attention: Joel J. Goldschmidt, Esq. Fax: (212) 838-9190

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

Dated: January 13, 2006

SONA MOBILE HOLDINGS CORP.
By:
John Bush, President and Chief Executive Officer

EXHIBIT I

NOTICE OF EXERCISE

TO:    Sona Mobile Holdings Corp.
825 Third Avenue, 32nd Floor
New York, New York 10022

Attention: Mr. John Bush, President and CEO

1.    The undersigned hereby elects to purchase                      shares of the Common Stock of Sona Mobile Holdings Corp., pursuant to terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

2.    Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below. If the attached Warrant is exercisable for a greater number of shares than the number set forth in paragraph 1, then please issue another Warrant in the name of the undersigned or in such other name as is specified below exercisable for the remaining number of shares.

3.    The undersigned represents that it will sell the shares of Common Stock only pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, or an exemption from registration thereunder.

(Name) (Address) (Taxpayer Identification Number)

[print name of Registered Holder]
By:
Title:
Date: